SCHEDULE 14A

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [  ]
Check the appropriate box:
[  ]   Preliminary Proxy Statement
[X ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Glenborough Realty Trust Incorporated
                (Name of registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the  appropriate  box):
(X)    No fee  required.
( )    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
(2)    Aggregate number of securities to which transactions applies:

       -------------------------------------------------------------------------


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        -----------------------------------------------------------------------

(4)    Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------


(5)    Total fee paid:

       -------------------------------------------------------------------------

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing

                            GLENBOROUGH REALTY TRUST
                                  INCORPORATED
                    Notice Of Annual Meeting Of Stockholders
                             To Be Held May 14, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Glenborough Realty Trust Incorporated (the "Company") will be held on Thursday, May 14, 1998 at 10:00 a.m. local time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, to consider and vote upon the following matters:



     1. To elect two Class I Directors for terms ending in 1999, two Class II Directors for terms ending in 2000, and two Class III Directors for terms ending in 2001.

     2. To ratify the retention of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

     3. To transact such other business as may properly come before the Annual Meeting and at any postponements or adjournments thereof.

         The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement which is attached and made part of this Notice. The Board of Directors has fixed the close of business on March 23, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.


         All stockholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date and sign the enclosed form of Proxy and return it promptly in the postage paid, return-addressed envelope provided for that purpose. By returning your Proxy promptly you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Annual Meeting can be held. Stockholders who attend the Annual Meeting may revoke a prior proxy and vote in person as set forth in the Proxy Statement.


     THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.



                                     By Order of the Board of Directors


                                     /s/ ROBERT BATINOVICH

                                     ROBERT BATINOVICH
                                     Chairman and Chief Executive Officer
San Mateo, California
April 14, 1998

                            Mailed to Stockholders on or about April 14, 1998


                            GLENBOROUGH REALTY TRUST
                                  INCORPORATED
                      400 South El Camino Real, 11th Floor
                        San Mateo, California 94402-1708
                  --------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 1998
                  --------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, on May 14, 1998 at 10:00 a.m. local time and at any and all postponements or adjournments thereof.

Revocability of Proxies

         Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date or by giving written notice of revocation to the Company at the Company's address indicated above (to the attention of Janet Nelson) or by voting in person at the Annual Meeting. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Annual Meeting to be effective.

Solicitation and Voting of Proxies

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock (as defined below). The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         The presence at the Annual Meeting, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Holders of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), are entitled to vote at the Annual Meeting. The close of business on March 23, 1998 has been fixed as the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters to be voted upon at the Annual Meeting. As of the Record Date, there were 31,549,256 shares of Common Stock outstanding.

         Stockholder votes will be tabulated by the person or persons appointed by the Board to act as inspector of election for the Annual Meeting. The New York Stock Exchange permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposal No.
2. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the holder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the six nominees for director named to their respective Class below and FOR Proposal No. 2.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information known to the Company regarding beneficial ownership of shares of Common Stock as of the Record Date by (i) each director and each of the executive officers named in the executive compensation table below, (ii) all directors and executive officers as a group, and (iii) each person known by the Company to beneficially own more than 5% of the Company's Common Stock. On January 28, 1998, the Company completed the issuance and sale of 11,500,000 shares of its 7 3/4% Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Except as set forth below, none of the directors and executive officers own any shares of the Company's Series A Preferred Stock.

      Name and Business Address of            Amount and         Percentage of           Percentage of Shares
                                              Nature of             Shares             Outstanding, Operating
            Beneficial Owner                  Beneficial         Outstanding(2)        Partnership Interests and
                                             Ownership(1)                             Series A Preferred Stock(3)
----------------------------------------     ------------        ---------------      ----------------------------
Directors and Officers(4)
   Robert Batinovich (5)                       1,666,165             5.2%                      3.9%
   Andrew Batinovich (6)                         306,791             1.0%                      *
   Sandra L. Boyle (7)                             5,982              *                        *
   Stephen R. Saul                                 4,150              *                        *
   Frank E. Austin (8)                             9,487              *                        *
   Richard C. Blum                                 2,000              *                        *
   Patrick Foley                                  24,135              *                        *
   Richard A. Magnuson                             7,000              *                        *
   Laura Wallace                                   7,900              *                        *
   All directors  and executive  officers      2,039,640             6.4%                      4.8%
      as a group (11 persons) (9)
Greater than 5% Stockholders
   FMR Corp. (10)                              3,462,200            11.0%                      8.1%
   The Equitable Companies
     Incorporated(11)                          3,296,300            10.4%                      7.7%
   Lazard Freres & Co. LLC (12)                1,717,830             5.4%                      4.0%

------------------------------------------
*      less than 1.0%.

(1) Certain of the officers hold or control, in the aggregate, limited partnership interests representing approximately 21.6% of Glenborough Partners, a California limited partnership ("Partners"), which holds approximately a 2.2% interest in Glenborough Properties, L.P., a California limited partnership (the "Operating Partnership"), in which the Company has a 1% general partnership interest and approximately a 91.5% limited partnership interest, assuming no shares of Series A Preferred Stock have been converted into shares of Common Stock. Such officers, through their interest in Partners, share indirectly, with the Company, in the net income or loss and any distributions of the Operating Partnership. In addition, certain of the officers beneficially own in the aggregate approximately 2% of the equity securities (in the form of common stock) of Glenborough Corporation ("GC"), in which the Company holds 95% of the equity securities (in the form of non-voting preferred stock); GC holds approximately a 0.2% interest in the Operating Partnership, assuming no shares of Series A Preferred Stock have been converted into shares of Common Stock. Pursuant to the partnership agreement of the Operating Partnership, Partners and GC hold certain redemption rights under which their respective interests in the Operating Partnership could at some point be redeemed in exchange for shares of the Company's Common Stock.

(2) Assumes conversion of only the limited partnership interests in the Operating Partnership owned by such owner, indirectly (through its interest in Partners or GC) or directly, into shares of the Company's Common Stock. Assumes only the exercise of options held by such owner that are exercisable within 60 days of the Record Date, and only the conversion of Series A Preferred Stock held by such owner. The total number of shares outstanding used in calculating this percentage assumes that (i) none of the other limited partnership interests are converted into shares of the Company's Common Stock, (ii) options held by other individuals are not exercised and (iii) no shares of Series A Preferred Stock have been converted into shares of Common Stock except for shares of Series A Preferred Stock held by such owner.

(3) Assumes conversion of all outstanding limited partnership interests in the Operating Partnership (other than the limited partnership interests owned by the Company) into shares of Common Stock, and the conversion of all outstanding shares of Series A Preferred Stock into shares of Common Stock.

(4) The business address of each director and officer is 400 South El Camino Real, Suite 1100, San Mateo, California 94402-1708.

(5) Includes 350,000 shares of the Company's Common Stock that may be issued upon exercise of currently exercisable stock options held by Robert Batinovich. Includes 69,166 shares of the Company's Common Stock that may be issued upon redemption of Robert Batinovich's interest in the Operating Partnership. Includes 137,580 shares of the Company's Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Robert Batinovich's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption. Includes 19,984 shares of the Company's Common Stock which represents Robert Batinovich's portion of all shares of the Company's Common Stock that is owned by Partners. Excludes 54,627 shares of the Company's Common Stock held by S.S. Rainbow, a California limited partnership ("S.S. Rainbow") in which Robert Batinovich's adult son, Andrew Batinovich, is general partner, and his daughter, Angela Batinovich, is a limited partner, which represents Angela Batinovich's portion of all shares of the Company's Common Stock held by S.S. Rainbow. Also excludes, (i) 2,549 shares of the Company's Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Angela Batinovich's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption; (ii) 370 shares of the Company's Common Stock which represents Angela Batinovich's portion of all shares of the Company's Common Stock that is owned by Partners; and (iii) 1,300 shares of the Company's Common Stock, all of which are held by a trust as to which Angela Batinovich is sole beneficiary and an independent third party is trustee.

(6) Includes 5,712 shares of the Company's Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Andrew Batinovich's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption. Includes 830 shares of the Company's Common Stock which represents Andrew Batinovich's portion of all shares of the Company's Common Stock that is owned by Partners. Also includes 110,357 shares of the Company's Common Stock held by S.S. Rainbow in which Andrew Batinovich is sole general partner and his sister, Angela Batinovich, is a limited partner. Of the total shares held by S.S. Rainbow, Andrew Batinovich's pro rata portion is 55,730 shares and Angela Batinovich's pro rata portion is 54,627. Angela Batinovich's 54,627 shares (beneficially owned through her interest in S.S. Rainbow) are not attributed to Robert Batinovich (her father), but only to Andrew Batinovich (the general partner of S.S. Rainbow) for purposes of this table.

(7) Includes 333 shares of the Company's Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Sandra Boyle's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption. Includes 48 shares of the Company's Common Stock which represents Sandra Boyle's portion of all shares of the Company's Common Stock that is owned by Partners. Also includes 601 shares of the Company's Common Stock that may be issued upon the redemption of GC's interest in the Operating Partnership, which represents Sandra Boyle's portion of all shares of the Company's Common Stock that may be issued to GC upon such redemption.

(8) Includes 466 shares of the Company's Common Stock that may be issued upon the redemption of Partners' interest in the Operating Partnership, which represents Frank Austin's portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption. Includes 68 shares of the Company's Common Stock which represents Frank Austin's portion of all shares of the Company's Common Stock that is owned by Partners. Also includes 601 shares of the Company's Common Stock that may be issued upon the redemption of GC's interest in the Operating Partnership, which represents Frank Austin's portion of all shares of the Company's Common Stock that may be issued to GC upon such redemption. Includes 152 shares of Common Stock issuable upon conversion of 200 shares of the Company's Series A Preferred Stock.

(9) Includes: 214,458 shares of the Company's Common Stock that may be issued upon the redemption of Mr. Batinovich's and Partners' interest in the Operating Partnership, which includes all officers' and directors' aggregate portion of all shares of the Company's Common Stock that may be issued to Partners upon such redemption; 152 shares of the Company's Common Stock that may be issued upon conversion of 200 shares of Series A Preferred Stock; and 350,000 shares of the Company's Common Stock that may be issued upon exercise of currently exercisable stock options.

(10) Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission ("SEC") and dated February 14, 1998. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. ("FMR") and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the "Investment Act"), is the beneficial owner of 3,462,200 shares of Common Stock as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 3,462,200 shares owned by the Funds. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity
       Management Trust Company ("Fidelity Trust"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 476,100 shares of such Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR, through its control of Fidelity Trust, each has sole voting and dispositive power over 476,100 shares of Common Stock owned by the institutional account(s) as reported above.

(11) Share amount as reported on Schedule 13G filed with the SEC and dated March 10, 1998. Equitable Companies, Inc., 787 Seventh Ave., New York, NY 10019. Includes (i) 15,000 shares owned by The Equitable Life Assurance Society of the United States, a majority owned subsidiary of The Equitable Companies Incorporated, which is deemed to have the shared power to vote all of such shares and the sole power to dispose of all such shares, (ii) 3,232,400 shares owned by Alliance Capital Management, L.P., a subsidiary of The Equitable Companies Incorporated, which holds such shares for investment advisory clients and is deemed to have the sole power to vote of 1,250,200 shares and the sole to dispose of all such shares, and (iii) 48,000 shares owned by Donaldson, Lufkin & Jenrette Securities Corporation, a subsidiary of The Equitable Companies Incorporated, which holds such shares for investment advisory clients and is deemed to have the shared power to dispose of all such shares. Five French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group, and AXA-UAP, a French corporation, may each be deemed to be a parent company of The Equitable Companies Incorporated, and may also be deemed to beneficially own such shares.

(12) Share amount as reported on Schedule 13G filed with the SEC and dated February 18, 1998. Lazard Freres & Co. LLC ("Lazard"), 30 Rockfeller Plaza, New York, NY 10020, an investment adviser, is the beneficial owner of 1,717,830 shares of Common Stock. Lazard has sole voting power over 1,606,880 shares and the sole dispositive power over 1,717,830 shares.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Company's Board has determined it to be in the best interests of the Company and the stockholders to amend the Company's Bylaws to provide for a staggered Board of Directors. The Bylaws, as amended, divide the Company's Board of Directors into three classes, each of which contains one-third of the number of the members of the Board. Under the amended Bylaws, the members of each class are elected for a term of three years and until their successors are elected and qualified, with one class being elected by stockholder vote annually. The only exception is this first election of directors to their respective Classes of the staggered board. At this first election, Class I directors will be elected for one year terms, Class II directors will be elected for two year terms and Class III directors will be elected for three year terms. At subsequent Annual Meetings, the class of directors whose term is then expiring will be filled with directors elected to three-year terms.

         The Company's Board of Directors currently consists of six directors. The Board of Directors of the Company has nominated, and recommends for election as directors, the six persons named below, all six of whom are currently serving as directors of the Company, each to hold office as follows: Richard C. Blum and Richard A. Magnuson as Class I directors with terms ending in 1999; Robert Batinovich and Patrick Foley as Class II directors with terms ending in 2000; and Andrew Batinovich and Laura Wallace as Class III directors with terms ending in 2001. Unless authority is withheld or any nominee is unwilling or unable to serve, which the Board does not expect, the persons named in the enclosed proxy will vote such proxy for the election of such nominees. The Board of Directors has no reason to believe that any nominee will be unable to serve. The affirmative vote of a plurality of the shares of Common Stock present or represented to vote at the Annual Meeting is necessary to elect each director nominee. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Information Regarding Director Nominees

         Certain information about each of the director nominees is furnished below:

         Robert Batinovich has served as the Company's Chairman and Chief Executive Officer since the Company began operations on December 31, 1995. Mr. Batinovich also served as President of the Company since the Company began
Operations through September 1997. He also was the founder of Glenborough Corporation and certain of its affiliates, and has been engaged in real estate investment and management, and corporate finance, since 1970. He served as President, Chief Executive Officer and Chairman of Glenborough Corporation from its formation in 1978 until its consolidation and merger with the Company (the "Consolidation") on December 31, 1995. Mr. Batinovich served as a member of the California Public Utilities Commission from 1975 to 1979, serving as its President the last three years. He is a member of the Board of Directors of the Farr Company, a publicly held company that manufactures industrial filters. Mr. Batinovich's business background includes seven years as an executive with Norris Industries, and managing and/or owning manufacturing, vending and service companies and a national bank, and providing investment consulting to businesses and individuals. He has served on a number of governmental commissions and participated in a variety of policy research efforts sponsored by government bodies and universities.

         Andrew Batinovich has served as director, Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since the Company began operations on December 31, 1995 until September 1997 when he became President and Chief Operating Officer of the Company. He also served as a director of Glenborough Corporation prior to the Consolidation, was employed by Glenborough Corporation from 1983 until the Consolidation and functioned as its Chief Operating Officer and Chief Financial Officer since 1987. Mr. Batinovich holds a California real estate broker's license and is a Member of the National Advisory Council of Building Owners and Managers Association ("BOMA") International. Prior to joining Glenborough, Mr. Batinovich was a lending officer with the International Banking Group and the Corporate Real Estate Division of Security Pacific National Bank. Mr. Batinovich has a B.A. in International Finance from the American University of Paris.

         Richard C. Blum was elected a director of the Company in January 1998. Mr. Blum is chairman and president of Richard C. Blum & Associates, Inc., which is the general partner of Richard C. Blum & Associates, L.P., a merchant banking firm which acts as general partner for various investment partnerships. Mr. Blum also serves as a director of URS Corporation (architectural and engineering services) and CB Commercial Real Estate Group (formerly Coldwell Banker, a holding company for various real estate enterprises). Mr. Blum also has served as a director of Northwest Airlines Corporation since 1989.

         Patrick Foley has served as director of the Company since January 11, 1996. He is also Chairman and Chief Executive Officer of DHL Corporation. Inc., and its major subsidiary, DHL Airways, positions he has held since 1988. Prior to joining DHL, Mr. Foley was associated with the Hyatt Hotels Corporation ("Hyatt") for 26 years: in a variety of capacities, from 1962 to 1972; as Executive Vice President for Operations, from 1972 to 1978; as President, from 1978 to 1984; as Chairman from 1984 to 1988; as Vice Chairman and later Chief Executive Officer of Braniff Airlines, a Hyatt subsidiary, from 1984 to 1988. Mr. Foley currently is a member of the boards of directors of Continental Airlines, Inc., Foundation Health Systems, Inc., Del Monte Foods Corporation and Flextronics International Ltd.

         Richard A. Magnuson has served as director of the Company since January 11, 1996. He is also Managing Director at Nomura International, plc. ("Nomura"), consultant to domestic and international Fortune 1000 companies. Mr. Magnuson joined Nomura in 1997, prior to which he served as a director at Nomura Securities International Inc. ("Nomura International"), a position he held since March 1994. Before joining Nomura International, Mr. Magnuson was a director in Real Estate Investment Banking at Merrill Lynch & Co. for five years. Mr. Magnuson is an active member of the Urban Land Institute, the National Association of Real Estate Investment Trusts, and the International Council of Shopping Centers.

         Laura Wallace has served as director of the Company since January 11, 1996. She is also Chief Investment Officer of the Public Employees Retirement System of Nevada (the "System"), a position she has held since 1985 and to which she was promoted after serving four years as Investment Analyst. The System comprises 60,000 active members, 40,000 inactive members, and 15,000 benefit recipients, with an investment portfolio of $10.2 billion. Prior to joining the System, Ms. Wallace served from 1977 to 1980 as Manager of the Beaverton, Oregon office of Safeco Title Insurance Company, and from 1975 to 1977 as Senior Assistant Manager of the Beaverton office of Household Finance Corporation. Ms. Wallace is a member of the executive council of the National Association of State Investment Officers, of which she is past chairman; a member of the National Council on Teacher Retirement; a member of the Advisory Board for the Retired Senior Volunteer Program; past member of the Editorial Board of the Institutional Real Estate Letter; and serves as guest lecturer at the University of Nevada.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                       RECOMMENDS A VOTE FOR THE ELECTION
                           OF EACH NOMINEE NAMED ABOVE

Directors and Executive Officers

         The following table sets forth certain information as of the Record Date with respect to the directors and the executive officers, including their ages.

           Name       Age        Term                            Principal Position
                                Expires
-------------------- -----      -------    -------------------------------------------------------------
Robert Batinovich     61         1998      Chairman and Chief Executive Officer
Andrew Batinovich     39         1998      Director, President and Chief Operating Officer
Sandra L. Boyle       49          --       Executive Vice President
Stephen R. Saul       44          --       Executive Vice President and Chief Financial Officer
Frank E. Austin       50          --       Senior Vice President, General Counsel and Secretary
Terri Garnick         37          --       Senior Vice President, Chief Accounting Officer and Treasurer
Steve F. Hallsey      46          --       Senior Vice President, Commercial Property Management
Richard C. Blum       62         1998      Director
Patrick Foley         66         1998      Director
Richard A. Magnuson   40         1998      Director
Laura Wallace         44         1998      Director

         Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1, Election of Directors." Biographical information concerning the executive officers is set forth below.

         Sandra L. Boyle has served as Executive Vice President of the Company since September 1997, prior to which she served as Senior Vice President of the Company since it began operations on December 31, 1995. Ms. Boyle has been associated with Glenborough Corporation or its affiliated entities since 1984. She was originally responsible for residential marketing. Her responsibilities were gradually expanded to include residential leasing and management in 1985, and commercial leasing and management in 1987. She was elected Vice President of Glenborough Corporation in 1989. She currently supervises asset management, property management and management information services for the Company. Ms. Boyle holds a California real estate broker's license and a CPM designation, is a past President of BOMA San Francisco, and is a member of the National Advisory and Finance Committee of BOMA International, and the Board of Directors of BOMA San Francisco and BOMA California.

         Stephen R. Saul has served as Vice President of the Company since May 1996 and became the Company's Executive Vice President and Chief Financial Officer in September 1997. He has served as Manager of Real Estate Finance since joining Glenborough Corporation in April 1995. Prior to joining Glenborough Corporation, Mr. Saul served for four years as President of KSA Financial
Corporation, a company which was based in Sacramento, California and which originated equity and debt financing for real estate projects in Northern California; he also served five years with Security Pacific National Bank and five years with the development company of Harrington and Kulakoff. Mr. Saul has a B.A. in Architecture and Urban Studies from Stanford University and an M.B.A. from Harvard University.

         Frank E. Austin has served as Senior Vice President, General Counsel and Secretary of the Company since the Company began operations on December 31, 1995. Mr. Austin also served as a Vice President of Glenborough Corporation from 1985 until the completion of the Consolidation. He is a member of the State Bar of California. Prior to joining Glenborough, Mr. Austin served for three years as committee counsel in the California State Senate, three years with the law firm of Neumiller & Beardslee, and four years at State Savings and Loan Association and American Savings and Loan Association.

         Terri Garnick has served as Senior Vice President, Chief Accounting Officer and Treasurer of the Company since the Company began operations on December 31, 1995. Ms. Garnick joined Glenborough Corporation in 1989, and between that time and the completion of the Consolidation was responsible for property management, accounting, financial statements, audits, SEC reports, and tax returns for partnerships under management of Glenborough Corporation and its affiliates. Prior to joining Glenborough Corporation in 1989, Ms. Garnick was a controller at August Financial Corporation from 1986 to 1989 and was a Senior Accountant at Deloitte Haskins & Sells from 1983 to 1986. She is a Certified Public Accountant.

         Steve F. Hallsey joined the Company on January 12, 1998, as Senior Vice President of Commercial Property Management. Prior to joining the Company, Mr. Hallsey served for three years as President and Chief Operating Officer of Western National Group, a national property management firm based in Irvine, California; and for two years as President of the Harbor Group of Norfolk, Virginia, which owned and operated a regional portfolio of commercial and multifamily properties. He also served four years as a Senior Vice President of Balcor Property Management and six years as Senior Executive Vice President of Clark Financial Corporation, a regional property management firm based in Salt Lake City, Utah. Mr. Hallsey serves on the boards of directors of the National Multi Housing Counsel and the California Apartment Association, and is the founder of the South Coast Apartment Association.

Board Meetings, Committees and Compensation

         During the fiscal year ended December 31, 1997, the Board of Directors held five meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which they serve. The Board has an Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee, and their respective membership, were established in January 1996. The Board does not presently have a separate nominating committee, the function of which is handled by the Board as a whole.

         The Audit Committee. The Audit Committee consists of Laura Wallace and Richard A. Magnuson. During the fiscal year ended December 31, 1997, the Audit Committee met twice. The Audit Committee reviews with the Company's independent accountants the annual reports received from such auditors; reviews with the independent auditors the scope of the succeeding annual audit; nominates the independent auditors to be selected each year by the Board; reviews consulting services rendered by the Company's independent auditors and evaluates the possible effect on the auditors' independence of performing such services; ascertains the existence of adequate internal accounting and control systems; and reviews with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company.

         The Compensation Committee. The Compensation Committee consists of Patrick Foley, Laura Wallace and Richard A. Magnuson. During the fiscal year ended December 31, 1997, the Compensation Committee met twice. The Compensation Committee reviews the Company's compensation philosophy and programs and determines compensation for the Company's executive officers. The Compensation Committee administers the Company's 1996 Stock Incentive Plan. The Compensation Committee also takes all independent action required under the federal securities laws and the Internal Revenue Code on all matters pertaining to compensation programs and policies (including employee incentive and benefits programs), and reports to the Board concerning its actions.

         Compensation. The Company pays an annual retainer fee of $20,000 to its non-employee directors ("Independent Directors"). The Company also reimburses Independent Directors for travel expenses incurred in connection with their activities on behalf of the Company. In addition, each Independent Director receives $500 for each committee meeting the director attends, with the chairman of the respective committee receiving $1,000 for each committee meeting.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended December 31, 1997, Messrs. Foley and Magnuson and Ms. Wallace, each of whom is an Independent Director, served on the Compensation Committee of the Board of Directors. No interlocking relationship presently exists between any member of the Compensation Committee and any member of the Board of Directors or Compensation Committee of any other corporation.

Relationships Among Directors or Executive Officers

         Robert Batinovich, the Company's Chairman and Chief Executive Officer, is the father of Andrew Batinovich, the Company's director, President and Chief Operating Officer. There are no other family relationships among any directors and executive officers of the Company.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") during the fiscal years ended December 31, 1996 and 1997. The Company began its operations on December 31, 1995. No compensation was paid to any executive officer of the Company for services rendered during 1995.

                           Summary Compensation Table                       Long-term Compensation
                                                                           -------------------------
                              Annual Compensation                                    Awards
                           ---------------------------                     --------------------------
                                             Salary ($)     Bonus ($)        Restricted      Securities
                                                                               Stock         Underlying        All Other
  Name and Principal Position      Year                                     Award(s) ($)  Options/SARs(#)   Compensation ($)
  -----------------------------              ----------     ----------     -------------- ---------------   ----------------
   Robert Batinovich
     Chairman and                  1997      $250,000       $150,000            --           450,000(2)       $16,354(8)
     Chief Executive Officer       1996       250,000        150,000            --              --             15,265(8)
   Andrew Batinovich
     Director, President and       1997        200,000        50,000            --            80,000(2)         4,330(8)
     Chief Operating Officer       1996        200,000        50,000            --           250,000(3)         3,923(8)
   Sandra L. Boyle                 1997        190,000        76,000            --            59,400(4)        15,195(9)
     Executive Vice President      1996        185,000         --            $69,375(1)       75,000(3)        7,077(10)
   Stephen R. Saul
     Executive Vice President      1997        149,000        56,000            --            45,000(5)       10,181(11)
     and                           1996        110,000         --               --            40,000(6)        4,227(12)
     Chief Financial Officer
   Frank E. Austin
     Senior Vice President,        1997        180,000        54,700            --            32,800(7)       13,079(13)
     General Counsel and           1996        178,398         --             69,375(1)       50,000(6)        8,215(14)
     Secretary

(1) Represents the fair market value of 5,000 shares of restricted stock on the date of grant (August 2, 1996), based upon the closing price of the Company's Common Stock of $13.875. As of the Record Date, the fair market value of the 5,000 shares of restricted stock was $147,813, based upon the closing price of the Company's Common Stock of $29.5625 per share. Twenty percent of restricted stock vests one year after grant and an additional twenty percent vests each year thereafter.

(2) Represents nonqualified stock options granted in October 1997 at an exercise price of $27.50.

(3) Incentive stock options were granted in August 1996 and November 1996 at an exercise price of $15.00.

(4) Comprises nonqualified stock options as follows: 15,000 options granted in September 1997 at an exercise price of $30.00, 15,000 options granted in September 1997 at an exercise price of $26.00, and 29,400 options granted inOctober 1997 at an exercise price of $27.50.

(5) Comprises (i) incentive stock options as follows: 10,000 options granted in March 1997 at an exercise price of $20.25, and 9,326 options granted in September 1997 at an exercise price of $26.00; and (ii) nonqualified stock options as follows: 674 options granted in September 1997 at an exercise price of $26.00, 10,000 options granted in September 1997 at an exercise price of $28.00, and 15,000 options granted in October 1997 at an exercise price of $27.50.

(6) Represents incentive stock options granted in August 1996 at an exercise price of $15.00.

(7) Comprises (i) incentive stock options as follows: 10,000 options granted in September 1997 at an exercise price of $26.00; and (ii) nonqualified stock options as follows: 5,000 options granted in September 1997 at an exercise price of $30.00, and 17,800 options granted October 1997 at an exercise price of $27.50.

(8) Represents amounts for health and life insurance policies whose premiums are paid by the Company for the benefit of the executive officers indicated.

(9)    Includes an  automobile  allowance of $2,400,  $4,739 for health and life
       insurance   policies   whose   premiums  are  paid  by  the  Company  and
       contributions to the Company's Supplemental Retirement Plan of $8,056.

(10) Includes $4,302 for life insurance policies whose premiums are paid by the Company and contributions to the Company's Supplemental Retirement Plan of $2,775.

(11) Includes $3,811 for health and life insurance policies whose premiums are paid by the Company and contributions to the Company's Supplemental Retirement Plan of $6,370.

(12 Includes $3,403 for life insurance policies whose premiums are paid by the Company and contributions to the Company's Supplemental Retirement Plan of $824.

(13) Includes $6,041 for health and life insurance policies whose premiums are paid by the Company and contributions to the Company's Supplemental Retirement Plan of $7,038. (14) Includes $5,539 for life insurance policies whose premiums are paid by the Company and contributions to the Company's Supplemental Retirement Plan of $2,676.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides certain information with respect to stock options granted to the Named Executive Officers during the year ended December 31, 1997.

                                             Individual Option Grants
                       ---------------------------------------------------------------------
Name                       Grant       Number of       Percent of     Exercise    Expiration     Potential Realizable
                            Date       Securities        Total        Price Per      Date      Value at Assumed Annual
                                       Underlying     Options/SARs      Share                          Rates of
                                      Options/SARs     Granted to      ($/Sh)                        Stock Price
                                     Granted (#)(2)   Employees in                                   Appreciation
                                                      Fiscal Year                                 For Option Term(1)
                                                                                               ------------------------
                                                                                                 5% ($)         10% ($)
------------------     -----------  ---------------   -------------  -----------  -----------  ------------------------
Robert Batinovich         10/20/97      450,000(3)        49.88%      $27.50(10)   10/20/07    $5,950,065  $16,804,603
Andrew Batinovich         10/20/97       80,000(4)         8.87%       27.50(10)   10/20/07     1,057,789    2,987,485
Sandra L. Boyle            9/10/97       15,000(5)         1.66%       26.00(11)    9/10/07       245,269      621,560
                           9/10/97       15,000(6)         1.66%       30.00(11)    9/10/07       185,269      561,560
                          10/30/97       29,400(4)         3.26%       27.50(12)   10/30/07       385,744    1,093,135
Stephen R. Saul            3/17/97       10,000(7)         1.11%       20.25(13)    3/17/07       127,351      322,733
                           9/10/97       10,000(8)         1.11%       26.00(11)    9/10/07       163,513      414,373
                           9/10/97       10,000(6)         1.11%       28.00(11)    9/10/07       143,513      394,373
                          10/30/97       15,000(4)         1.66%       27.50(12)   10/30/07       196,808      557,722
Frank E. Austin            9/10/97       10,000(9)         1.11%       26.00(11)    9/10/07       163,513      414,373
                           9/10/97        5,000(6)         0.55%       30.00(11)    9/10/07        61,756      187,187
                          10/30/97       17,800(4)         1.97%       27.50(12)   10/30/07       233,546      661,830

(1) Potential realizable value is determined by applying an amount equal to the fair market value on the date of grant to the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price at the end of the period and multiplying the remaining number by the number of shares subject to the option. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that the amounts reflected in this table will be achieved.

(2)   Reflects options that have a ten-year term.

(3) 350,000 options vested immediately upon grant; 100,000 options vest in October 2000.

(4)    Vest in October 2000.

(5)    Vest in September 2000.

(6)    Vest in September 2002.

(7) Vesting, in number of options: 2,222 in March 2003, 4,938 in March 2004, and 2,840 in March 2005.

(8) Vesting, in number of options: 674 in September 2000, 1,634 in September 2005, and 3,846 in September 2006 and 2007.

(9) Vesting, in number of options: 239 in September 2004, 3,846 in September 2005 and 2006, and 2,069 in September 2007. (10) The closing price of the Common Stock on October 20, 1997 was $25.00. (11) The closing price of the Common Stock on September 10, 1997 was $26.00. (12) The closing price of the Common Stock on October 30, 1997 was $24.9375. (13) The closing price of the Common Stock on March 17, 1997 was $20.25.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         During the year ended December 31, 1997, the Named Executive Officers did not exercise any of their stock options. The following table sets forth the number of shares of Common Stock covered by the stock options held by the Named Executive Officers as of December 31, 1997.

                            Number of Securities              Value of Unexercised
                           Underlying Unexercised                 In-the-Money
                          Options at Year-End (#)          Options at Year-End ($)(1)
                       -------------------------------   --------------------------------
Name                   Exercisable       Unexercisable   Exercisable        Unexercisable
----                   -----------       -------------   -----------        -------------
Robert Batinovich        350,000            100,000        $743,750         $   212,500
Andrew Batinovich              0            330,000               0           3,826,350
Sandra L. Boyle                0            134,400               0           1,207,584
Stephen R. Saul                0             85,000               0             762,875
Frank E. Austin                0             82,800               0             803,574
----------------------

(1) Based on the closing price of the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1997 of $29.625 per share, minus the applicable exercise prices per share, multiplied by the number of shares underlying the options.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

         In January 1996, the Board of Directors established the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee has responsibility for developing, administering and monitoring the compensation policies applicable to the Company's executive officers, including administering the Company's 1996 Stock Incentive Plan (the "Stock Incentive Plan"), under which option grants and restricted stock grants may be made to executive officers and other key employees.

Executive Compensation Philosophy

         The Compensation Committee believes that the primary goal of the Company's executive compensation program should be related to creating stockholder value. The executive compensation policies of the Compensation Committee are designed to provide incentives to create stockholder value by attracting, retaining and motivating executive talent that contributes to the Company's long-term success, by rewarding the achievement of the Company's short-term and long-term strategic goals, by linking executive officer compensation and stockholder interests through grants of awards under the Stock Incentive Plan and by recognizing individual contributions to Company performance. The Committee evaluates the performance of the Company and compares it to REITs and real estate companies of similar size engaged in activities similar to those of the Company. The compensation of the Company's Named Executive Officers in 1997 consisted of base salaries, bonuses, stock options and certain benefits.

         The Compensation Committee reviews the available competitive data, evaluates the particular needs of the Company, and evaluates each executive's performance to arrive at a decision regarding compensation programs. In October 1997, the Compensation Committee retained the services of an independent compensation consultant (the "Compensation Consultant") to assist the Compensation Committee in its evaluation of the key elements of the Company's compensation program. The Compensation Consultant provides advice to the Compensation Committee with respect to competitive compensation in the market in which the Company competes for executive talent and the reasonableness of the current and proposed compensation levels. Base salaries and bonuses for 1997 were determined prior to retention of the Compensation Consultant and therefore do not reflect the Compensation Consultant's analysis. The option grant made in October 1997 to the Chief Executive Officer was, however, based on the Compensation Consultant's analysis as well as the recommendation of the Compensation Committee.

1997 Executive Compensation

         For services performed in 1997, executive compensation consisted of base salary and bonuses, and grants of stock options under the Stock Incentive Plan. The restricted stock and stock options vest over time.

         Base Salary and Bonuses. The base salaries for 1997 for Robert Batinovich, the Company's Chief Executive Officer, and for Andrew Batinovich, the Company's President and Chief Operating Officer, were established by previously negotiated employment agreements by and among Robert Batinovich, the Company, Glenborough Corporation ("GC"), and Glenborough Inland Realty Corporation ("GIRC," which merged with GC effective June 30, 1997), and by and among Andrew Batinovich, the Company, GC, GIRC and Glenborough Hotel Group ("GHG"). GC and GHG are associated companies in which the Company owns 100% of the non-voting preferred stock of each company. These agreements also provided for the award of certain bonuses if certain performance targets were met. These employment agreements expired in December 1997 and new employment agreements with terms consistent with the Compensation Committee's philosophy and policies have been negotiated and consummated.

         Employment Agreements. Pursuant to the new employment agreements, Robert Batinovich and Andrew Batinovich receive an aggregate annual base salary of $480,000 and $300,000, respectively, and each is eligible to participate in the Company's employee benefit plans and executive compensation programs. Also, under the new employment agreements, each of Robert Batinovich and Andrew Batinovich is entitled to annual contingent bonuses based on the attainment of certain criteria tied to the Company's performance. Each agreement has a term of five years, and thereafter may be extended in one-year increments. The employment agreements also provide for certain payments of base salary, compensation and benefits upon termination without cause and upon a change of control of the Company.

         Base salaries and bonuses for the Company's other executive officers are determined primarily on the basis of the executive officer's responsibility, qualification and experience, as well as the general salary practices of peer companies among which the Company competes for executive talent. The Committee reviews the base salaries of these executive officers annually in accordance with certain criteria determined primarily on the basis of growth in revenues and funds from operations per share of Common Stock and on the basis of certain other factors which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight that the Compensation Committee places on such factors may vary from individual to individual and necessarily involves subjective determinations of individual performance.

         Long-Term Incentive Compensation Awards. The Stock Incentive Plan provides for grants to key executives and employees of the Company of (i) shares of Common Stock of the Company, (ii) options or stock appreciation rights ("SARs") or similar rights, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity. The Compensation Committee may make grants under the Stock Incentive Plan based on a number of factors, including (a) the executive officer's or key employee's position in the Company, (b) his or her performance and responsibilities, (c) the extent to which he or she already holds an equity stake in the Company, and (d) contributions and anticipated contributions to the success of the Company's financial performance. In addition, the size, frequency, and type of long-term incentive grants are generally determined on the basis of past granting practices, fair market value of the Company's stock, tax consequences of the grant to the individual and the Company, accounting impact, and the number of shares available for issuance. However, the plan does not provide any formulaic method for weighing these factors, and a decision to grant an award is based primarily upon the Compensation Committee's evaluation of the past as well as the future anticipated performance and responsibilities of each individual. The Compensation Committee may also consult with the Compensation Consultant with respect to long-term incentives and other compensation awards.

Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company's Stock Incentive Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. In addition, the Committee believes that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation.

Chief Executive Officer Compensation

         Salary, Insurance and Bonus. The compensation of Robert Batinovich, the Company's Chief Executive Officer, for fiscal 1997 was determined through previously negotiated employment agreements with the Company, GC and GIRC. In 1997, Mr. Batinovich received an annual base salary of $250,000 and an aggregate of approximately $16,354 in health insurance and other benefits pursuant to the employment agreements. Mr. Batinovich also received a bonus of $150,000, which was contingent upon the attainment of certain performance thresholds set forth in the employment agreements.

         Long-Term Incentive Awards. Robert Batinovich did not receive any stock options in 1996. In October 1997, the Compensation Consultant completed an analysis of the appropriate option grant for Robert Batinovich. The factors considered in making this analysis included: (i) Robert Batinovich had not received an option grant since the Company went public in December 1995; (ii) the Company had during this period granted options to its other executive officers, (iii) the chief executive officers of comparable public companies typically receive annual option grants and (iv) the Company's success in terms of operations and stockholder value. The Compensation Consultant's analysis determined the requisite number of shares subject to an option needed to put Robert Batinovich in the same position had he received option grants at the mid- to high-range of chief executive officers of comparable companies, assuming the timing and terms of the option grants were identical to the options granted to the other executive officers during 1996 and 1997. Based on the Compensation Consultant's analysis and consistent with the Compensation Committee's policy of creating incentives to increase stockholder value, Mr. Batinovich was granted an option to acquire 450,000 shares of Common Stock, with an exercise price of $27.50 per share, which was $2.50 per share above the then current market value of the Company's Common Stock.

                             COMPENSATION COMMITTEE
                             OF THE BOARD OF DIRECTORS

                             Patrick Foley
                             Laura Wallace
                             Richard A. Magnuson


                         COMMON STOCK PERFORMANCE GRAPH

         The following graph compares cumulative total stockholder return on the Company's Common Stock from January 31, 1996 through December 31, 1997 to the cumulative total return on the Standard and Poor's 500 Stock Index ("S&P 500") and to the SNL Securities Custom Peer Group ("SNL Custom Peer Group"), which is comprised of the following REITs: Colonial Properties Trust, Cousins Properties Incorporated, MGI Properties, Pacific Gulf Properties, Pennsylvania Real Estate Investment Trust and Washington Real Estate Investment Trust. The Company believes such REITs are comparable in size and engaged in activities similar to those of the Company. The graph assumes that the value of the investment in the Company's Common Stock was $100 at January 31, 1996.

     TOTAL STOCKHOLDER RETURN SHOWN ON THE FOLLOWING GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS BEFORE CONSIDERATION OF INCOME TAXES.


TOTAL RETURN PERFORMANCE
          (GRAPHIC OMITTED)
               (GRAPHIC OF CHART SHOWING INDEX VALUE COMPARISON)

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisitions from Related Parties

         The Company may acquire other properties in which Glenborough Partners or Robert and Andrew Batinovich or their families have an interest, although presently there are no agreements or proposals to acquire such properties. The Company's Board of Directors has adopted a policy that no acquisition of properties from Glenborough Partners or Robert or Andrew Batinovich or their immediate families or from other entities in which they have an interest will be made without the Company first obtaining the approval of at least two-thirds of the Company's Independent Directors.

         In November 1997, the Operating Partnership acquired a 171,789 square-foot office/flex building in Eden Prairie, Minnesota ("Bryant Lake"), from Outlook Income Fund 9, a limited partnership in which GC was managing general partner. Robert Batinovich is co-general partner of Outlook Income Fund 9 and holds an indirect economic interest therein equal to an approximate 0.83% limited partnership interest. Because of this affiliation, and consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this acquisition. The price paid for Bryant Lake equaled 100% of the appraised value as determined by an independent appraiser. The total acquisition cost, including capitalized costs, was approximately $9.4 million, comprising approximately $4.6 million in the form of cash and the balance in the form of assumption of debt.

         In December 1997, the Operating Partnership issued approximately $14.1 million in the form of 433,361 partnership units in the Operating Partnership and the Company issued 72,564 shares of Common Stock (based on an agreed per unit and per share value of $27.869) to acquire all of the limited partnership interests of GRC Airport Associates, a California limited partnership ("GRCAA"). GRCAA's sole asset consisted of one property that was sold to a third party in February 1998 and generated net cash proceeds of approximately $14.1 million. By virtue of interests held directly or indirectly in GRCAA, Robert Batinovich received approximately $2.2 million of the consideration paid for the GRCAA limited partnership interests in the form of partnership units in the Operating Partnership. Consistent with the Company's Board of Directors' policy, neither Robert Batinovich nor Andrew Batinovich voted when the Board of Directors considered and acted to approve this transaction.


                                 PROPOSAL NO. 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board has selected Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from stockholders.

         Although it is not required to do so, the Board is submitting its selection of the Company's independent auditors for ratification by the stockholders at the Meeting in order to ascertain the views of stockholders regarding such selection. A majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Whether the proposal is approved or defeated, the Board may reconsider its selection at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
           FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                    AS THE COMPANY'S INDEPENDENT AUDITORS FOR
                        THE YEAR ENDING DECEMBER 31, 1998

                                 OTHER MATTERS

         Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") reports of ownership and changes in ownership of equity securities of the Company and to furnish the Company with copies of all such Section 16(a) forms they file. The Exchange Act also requires that the Company disclose delinquencies in filing such forms by Reporting Persons during and with respect to its most recent fiscal year. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 1997, all Reporting Persons complied with all applicable filing requirements.
         Stockholder Proposals at 1999 Annual Meeting. Any stockholder who intends to submit a proposal at the 1999 Annual Meeting and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to Frank E. Austin at the Company for consideration no later than December 15, 1998.
         Other Business. The Company is not aware of any business to be presented for consideration at the Meeting other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                                    By Order of the Board of Directors

                                    /s/ ROBERT BATINOVICH

                                    ROBERT BATINOVICH
                                    Chairman and Chief Executive Officer


San Mateo, California
April 14, 1998